SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

PROGREEN PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

380 North Old Woodward Ave., Suite 226, Birmingham, MI	48009
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 530-0770

_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

Effective October 18, 2010, we have amended the Standby Equity Purchase Agreement, dated as of August 24, 2010 (the “SEP Agreement”), with LeadDog Capital, LP, which provides that, upon the terms and subject to the conditions specified therein, Leaddog Capital LP shall invest up to $2,500,000 to purchase the Company’s common stock.

The SEP Agreement provided that we are required to file within sixty (60) days of execution of the SEP Agreement a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and to make any required filings under applicable state securities laws to register the shares of the common stock to be purchased by LeadDog Capital, LP pursuant to the SEP Agreement. We have amended the SEP Agreement to provide that we shall use our reasonable best efforts to have the Registration Statement filed on or before March 1, 2011, subject to further extension by agreement of the parties. We will continue to monitor our need for the financing that would be provided under the SEP Agreement and the potential effect of that financing on the marketplace for our common stock.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.10	Amendment, dated October 18, 2010, to Standby Equity Purchase Agreement, dated August 24, 2010, between the Company and LeadDog Capital, LP.

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

PROGREEN PROPERTIES, INC.

Dated: October 19, 2010	By: /s/ Jan Telander
Jan Telander, Chief Executive Officer